UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________
FORM 8-K
_______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):		June 21, 2022
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Mastercard Incorporated
(Exact name of registrant as specified in its charter)
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Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2000 Purchase Street		10577
Purchase,	NY
(Address of principal executive offices)		(Zip Code)
(914)	249-2000
(Registrant's telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange of which registered
Class A common stock	MA	New York Stock Exchange
1.1% Notes due 2022	MA22	New York Stock Exchange
2.1% Notes due 2027	MA27	New York Stock Exchange
1.0% Notes due 2029	MA29A	New York Stock Exchange
2.5% Notes due 2030	MA30	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 21, 2022 at the 2022 annual meeting of stockholders (the “Annual Meeting”) of Mastercard Incorporated (the “Company”), the holders of the Company’s Class A common stock, par value $0.0001 (“Class A common stock”), approved the amendment and restatement of the Company’s certificate of incorporation (the “Amended and Restated Certificate of Incorporation”) to enable the adoption of a stockholders' right to call special meetings of stockholders.

On June 21, 2022, the Company filed the Amended and Restated Certificate of Incorporation with the Secretary of State in the form previously attached to, and as described in, the Company’s proxy statement, dated April 29, 2022, in connection with the Annual Meeting (the “Proxy Statement”).

Also on June 21, 2022, the Company’s amended and restated bylaws (the “Amended and Restated By-Laws”), in the form described in the Proxy Statement, became effective. The Amended and Restated By-Laws have been amended to require that the Company call a special meeting of the stockholders on the direction of the Board, the Chairman of the Board, or the Chief Executive Officer of the Company, or upon written request of one or more stockholders who:
•own shares representing at least 15% of the voting power of all outstanding shares of the Company's Class A common stock for at least one year; and
•comply with the other applicable requirements and procedures set forth in the Amended and Restated By-Laws from time to time.

The foregoing summaries do not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws, which are attached as Exhibit 3.1 and Exhibit 3.2 to this Current Report, respectively, and are incorporated herein by reference as though they were fully set forth herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Holders of Class A common stock at the close of business on April 22, 2022 (the “Record Date”) were entitled to vote at the Annual Meeting. A total of 857,852,233 shares of Class A common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting. The votes cast with respect to the matters voted upon at the Annual Meeting are set forth below:

1. The holders of Class A common stock elected the following individuals to serve on the Board as directors for a one-year term expiring on the date of Mastercard’s 2023 annual meeting of stockholders:

Director	For	Against	Abstain	Broker Non-Votes
Merit E. Janow	794,280,058	15,308,645	715,102	47,548,428
Candido Bracher	808,841,229	900,743	561,833	47,548,428
Richard K. Davis	796,023,059	13,728,067	552,679	47,548,428
Julius Genachowski	783,433,531	26,314,645	555,629	47,548,428
Choon Phong Goh	763,207,520	46,369,799	726,486	47,548,428
Oki Matsumoto	799,477,493	10,265,733	560,579	47,548,428
Michael Miebach	807,576,098	2,171,986	555,721	47,548,428
Youngme Moon	799,946,119	9,801,259	556,427	47,548,428
Rima Qureshi	798,347,934	11,420,087	535,784	47,548,428
Gabrielle Sulzberger	791,741,076	17,829,063	733,666	47,548,428
Jackson Tai	786,543,863	23,027,505	732,437	47,548,428
Harit Talwar	808,793,940	932,154	577,711	47,548,428
Lance Uggla	803,809,418	5,936,171	558,216	47,548,428

2. The holders of Class A common stock approved Mastercard’s executive compensation on an advisory basis:

For	Against	Abstain	Broker Non-Votes
770,400,431	38,464,478	1,438,896	47,548,428
3. The holders of Class A common stock ratified the appointment of PricewaterhouseCoopers LLP as Mastercard’s independent registered public accounting firm for 2022:

For	Against	Abstain	Broker Non-Votes
814,350,496	42,733,736	768,001	N/A
4. The holders of Class A common stock approved the amendments to the Certificate of Incorporation to enable a stockholders' right to call special meetings of stockholders:

For	Against	Abstain	Broker Non-Votes
797,711,963	11,976,915	614,927	47,548,428

5. The holders of Class A common stock did not approve the stockholder proposal on the right to call special meetings of stockholders:

For	Against	Abstain	Broker Non-Votes
262,000,145	544,302,636	4,001,024	47,548,428
6. The holders of Class A common stock did not approve the stockholder proposal requesting Board approval of certain political contributions:

For	Against	Abstain	Broker Non-Votes
81,634,570	719,224,957	9,444,278	47,548,428
7. The holders of Class A common stock did not approve the stockholder proposal requesting charitable donation disclosure:

For	Against	Abstain	Broker Non-Votes
16,588,257	787,274,087	6,441,461	47,548,428
8. The holders of Class A common stock did not approve the stockholder proposal requesting a report on "ghost guns":

For	Against	Abstain	Broker Non-Votes
82,828,344	719,244,965	8,230,496	47,548,428

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
3.1	Amended and Restated Certificate of Incorporation of Mastercard Incorporated
3.2	Amended and Restated By-Laws of Mastercard Incorporated

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date:	June 24, 2022	By:	/s/ Craig Brown
Craig Brown
Assistant Corporate Secretary